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                                                                Exhibit (a)(5)

                                  EASCO, INC.
                        OFFER TO PURCHASE FOR CASH UP TO
                      1,000,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT IN EXCESS OF $12.00
                         NOR LESS THAN $9.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 18, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 22, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated July 22, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Easco, Inc., a Delaware corporation (the "Company"), to purchase up to 1,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $.01 per share (the "Shares"), at prices not in excess of $12.00 nor less than $9.00 per Share, net to the seller in cash, without interest thereon, as specified by stockholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine the single per Share price, not in excess of $12.00 nor less than $9.00 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 1,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $12.00 nor less than $9.00 per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price, and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 1,000,000 Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on July 21, 1998 and who continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal (and, if applicable, on a notice of guaranteed delivery), who properly tender all their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders who properly tender Shares at prices at or below the Purchase Price (and do not properly withdraw such Shares prior to the Expiration Date).

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

     Please note the following:

          1. Shares may be tendered at prices not in excess of $12.00 nor less than $9.00 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

          2. The priority in which Shares shall be purchased in the event of proration may be designated.
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          3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, August 18, 1998, unless the Offer is extended.

          5. The Offer is for 1,000,000 Shares, constituting approximately 9.5% of the Shares outstanding as of July 21, 1998.

          6. The Board of Directors of the Company has approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender such stockholder's Shares and, if so, how many Shares to tender and at the price or prices at which such Shares should be tendered.

          7. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If (i) you owned beneficially or of record as of the close of business on July 21, 1998 and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares at or below the Purchase Price prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

     If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each such price you will accept for each such portion tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in the Offer to Purchase, if more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

          1. first, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

             (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

             (b) completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable on the Notice of Guaranteed Delivery; and

          2. second, after purchase of all of the foregoing Shares, all other Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase.

     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares who were record holders as of July 21, 1998. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                                        2
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                                INSTRUCTION FORM

                INSTRUCTIONS FOR TENDER OF SHARES OF EASCO, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 22, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Easco, Inc., a Delaware corporation (the "Company"), to purchase up to 1,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $.01 per share (the "Shares"), at prices not in excess of $12.00 nor less than $9.00 per Share, net to the seller in cash, without interest thereon, as specified by stockholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

  NUMBER OF SHARES TO BE TENDERED: SHARES*

                                    ODD LOTS

[ ]By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on July 21, 1998 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under "Price (In Dollars) Per Share
    At Which Shares Are Being Tendered."

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.

 (Stockholders who desire to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered.)

[ ]   $9.000   [ ]   $ 9.875   [ ]   $10.750   [ ]   $11.625
[ ]   $9.125   [ ]   $10.000   [ ]   $10.875   [ ]   $11.750
[ ]   $9.250   [ ]   $10.125   [ ]   $11.000   [ ]   $11.875
[ ]   $9.375   [ ]   $10.250   [ ]   $11.125   [ ]   $12.000
[ ]   $9.500   [ ]   $10.375   [ ]   $11.250
[ ]   $9.625   [ ]   $10.500   [ ]   $11.375
[ ]   $9.750   [ ]   $10.625   [ ]   $11.500

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

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Signature(s)

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Print Name(s)

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Address(es)

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Area Code and Telephone Number

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Taxpayer Identification or Social Security Number